UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2016, the Board of Directors of NRG Energy, Inc. (the “Corporation”) approved the Third Amended and Restated By-Laws of the Corporation (the “By-Laws”). The By-Laws were amended and restated primarily to implement a proxy access by-law.

New Section 15 of Article II of the By-Laws implements proxy access and permits a stockholder, or group of stockholders, owning 3% or more of the Corporation’s outstanding common stock continuously for at least three years to nominate and include in the Corporation’s proxy materials director nominees constituting up to 20% of the board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws.

The description of the amendments to the By-Laws above is qualified in its entirety to the text of the By-Laws, as amended and restated through December 1, 2016, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Document
3.1	Third Amended and Restated By-Laws of NRG Energy, Inc., effective December 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: December 7, 2016	By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.1	Third Amended and Restated By-Laws of NRG Energy, Inc., effective December 1, 2016.